UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

QRS CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-21958	68-0102251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Marina Way South, Richmond, California	94804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (510) 215-5000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2004, QRS Corporation (the “Company”) entered into a Separation Agreement and General Release with Ray Rike (the “Rike Separation Agreement”), the Company’s Senior Vice President of Worldwide Sales. Pursuant to the separation agreement, which separates Mr. Rike from the Company effective November 15, 2004, Mr. Rike will receive a lump sum cash payment of $734,371 and continuation of health benefit coverage under COBRA at the Company’s expense for a period of up to 18 months. Mr. Rike’s lump sum cash payment is an aggregation of the following payments: (i) compensation owed to Mr. Rike by the Company under the Worker Adjustment and Retraining Notification Act, (ii) severance pay equal to the amount of Mr. Rike’s annual base salary and target incentive compensation that he would have received over a six month period following his termination of employment pursuant to the terms of his employment agreement with the Company, (iii) a portion of Mr. Rike’s 2004 bonus, and (iv) all earned but unused paid time off. Pursuant to the separation agreement, Mr. Rike agreed to a general release of all claims against the Company and its successor, Inovis International Inc. (“Inovis”). Pursuant to the agreement, Mr. Rike will be bound by a non-solicitation provision for a twelve month period beginning on November 15, 2004. Mr. Rike may revoke his separation agreement at any time within seven days following the execution of such agreement.

Item 1.02. Termination of a Material Definitive Agreement.

As described under Item 1.01 above, on November 8, 2004 the Company and Ray Rike entered into the Rike Separation Agreement. Among other things, the Rike Separation Agreement terminates in its entirety the employment agreement between Mr. Rike and the Company dated September 1, 2003 (the “Rike Employment Agreement”) effective as of November 15, 2004. Pursuant to the Rike Employment Agreement, Mr. Rike received an annual base salary of $250,000 and target incentive compensation of $250,000. Mr. Rike’s employment with the Company was at will, and either the Company or Mr. Rike was able to terminate his employment arrangement with or without cause and with or without notice.

Item 5.02(b). Departure of Principal Officers.

Pursuant to the terms of the Rike Separation Agreement described in Item 1.01 above, Ray Rike’s employment with the Company as Senior Vice President of Worldwide Sales is terminated effective November 15, 2004.

Pursuant to the terms of a Separation Agreement and General Release between the Company and David Cooper dated November 8, 2004, David Cooper’s employment with the Company as Chief Financial Officer is terminated effective November 15, 2004.

It is anticipated that Elizabeth Fetter’s employment with the Company as Chief Executive Officer will terminate on the effective date of the merger of the Company with an Inovis subsidiary pursuant to which the Company will become a wholly-owned subsidiary of Inovis (the “Merger”).

It is anticipated the James Rowley’s employment with the Company as Senior Vice President and Chief Technology Officer will terminate on the effective date of the Merger.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRS CORPORATION

Date: November 12, 2004	By:	/s/ Elizabeth A. Fetter
	Name:	Elizabeth A. Fetter
	Title:	President and Chief Executive Officer